                                                                     EXHIBIT 9.1



                             SUNBELT NATIONAL BANK
                                 HOUSTON, TEXAS

                     VOTING AND STOCK RESTRICTION AGREEMENT

         THIS VOTING AND STOCK RESTRICTION AGREEMENT (Agreement) is by and among those persons whose names appear on the signature pages hereof under the designation "Stockholders" (individually referred to as a "Stockholder" and collectively referred to as "Stockholders") and D. C. Daniels, John V. Melcher, Roy S. Peterson, Ray E. Plumb, Jr., B. J. Williams and George A. Wolcott as voting representatives (Voting Representatives), with respect to certain shares of the capital stock, $5.00 par value, of Sunbelt National Bank, Houston, Texas
(Bank).

         1. Introduction. Each Stockholder at present owns or holds, legally or beneficially, directly or indirectly, of record or otherwise, the number of issued and outstanding shares of capital stock of the Bank specified beside his respective name on the signature pages of this Agreement. It is the intent and purpose of the Stockholders to join in this Agreement to make more effective their participation in the election of directors of the Bank and in the resolution of issues submitted to a vote of all stockholders of the Bank, and to attempt to secure continuity and stability of policy and management of the Bank, and, to these ends, to unite the voting power of the capital stock subject to this Agreement and to vest such voting power in the Voting Representatives as hereinafter provided.

         All shares of capital stock of the Bank owned or held, legally or beneficially, directly or indirectly, of record or otherwise, by each Stockholder and set forth beside his respective name on the signature pages of this Agreement shall be collectively referred to in this Agreement as the "Stock." Any additional shares of capital stock of the Bank or other voting securities (of the Bank or any other entity which is an affiliate of the Bank) which may be owned, held or acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by any Stockholder at any time during the term of this Agreement, including, without limitation, capital or voting securities acquired incident to any stock split, stock dividend, increase in capitalization, recapitalization, merger, consolidation or other reorganization or like transaction, and which are received with respect to Stock then subject to this Agreement, shall be included within the term "Stock" as used herein and shall be subject to this Agreement.

         2. Consideration. In order to accomplish the purposes set forth in Paragraph 1 and in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by each Stockholder, the Stockholders and Voting Representatives make this Agreement.

         3. Joint Action. During the term of this Agreement, all shares of the Stock shall be voted as a unit on all matters as to which the Stockholders shall be entitled to vote, pursuant to the following terms and conditions:

                 3.1. Rights of Voting Representatives. Each Stockholder by execution of this Agreement irrevocably names, constitutes and appoints D.
C. Daniels, John V. Melcher, Roy S. Peterson, Ray E. Plumb, Jr., B. J. Williams and George A. Wolcott, or any of them, and their respective successor(s) or assign(s), the true and lawful attorneys, agents, proxies and Voting Representatives of the undersigned, each with full power of substitution, to vote all shares of Stock owned or held by such Stockholder subject to this Agreement at any and all regular and special meetings of stockholders of the Bank whenever and wherever held during the term of this Agreement, or at any adjournment thereof, hereby ratifying and confirming all that the said attorneys, agents, proxies and Voting Representatives might do. The proxies hereby granted are irrevocable and coupled with an interest. Each Stockholder hereby terminates, revokes and rescinds any and all proxies, rights, agreements or arrangements, written or verbal, previously entered into or given with respect to any shares of Stock owned or held by such Stockholder subject to this Agreement and relating to any such rights hereby vested in the Voting Representatives, specifically including the Sunbelt National Bank Voting and Stock Restriction and Purchase Agreement dated and effective as of March 2, 1983.

                 The Voting Representatives shall have the right to vote the Stock at any meeting or on any issue with respect to which the Stockholders would otherwise have the right to vote the Stock, including, without limitation, proposals to dissolve and liquidate the Bank, to sell all or a major portion of its assets, to merge or consolidate the Bank or to amend its Articles of Association or Bylaws. Each Stockholder by execution of this Agreement expressly authorizes the Voting Representatives to call special meetings of stockholders of the Bank for any purpose or purposes which the Voting Representatives shall in their sole discretion deem necessary and appropriate. In voting the Stock, either in person or by their collective nominee or proxy, the Voting Representatives shall exercise their best Judgment to select suitable directors for the Bank, and shall otherwise take such action with respect to the management of the Banks affairs as they may deem necessary and in the best interests of the Bank.

                 The Stock shall be voted, and the actions required of the Voting Representatives by the terms of this Agreement shall be taken, in the manner determined by the concurrence of a majority of the Voting Representatives, who upon such concurrence shall have the authority to exercise all the rights and powers granted hereunder, which concurrence and exercise may be in person, by telephone, by written consent or by proxy, which written consent or proxy shall include telegraphic communications. In the event of a failure of the Voting Representatives to agree on the manner of voting the Stock, the Stock shall be voted in accordance with the desires of the holders


                                     -2-
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of a majority of such Stock as determined at a meeting called for that purpose upon 10 days prior written notice.  If the proxy granted pursuant to Paragraph
3.1 hereof is determined to be invalid for any reason, each Stockholder agrees to vote his Stock on any proposals submitted to a vote of stockholders in the same manner as a majority of the Voting Representatives vote their Stock with respect to such proposals.

                 3.2. Liability of Voting Representatives. No Voting Representative shall be personally or otherwise liable with respect to any action taken or omitted to be taken under this Agreement, provided such commission or omission does not amount to willful misconduct on his part and provided also that each Voting Representative shall at all times exercise good faith in the discharge of his obligations and responsibilities hereunder. The Stockholders agree, jointly and severally, to indemnify and hold the Voting Representatives and their successors or assigns harmless from any liability or cost resulting from any action or failure to act by any Voting Representative pursuant to this Agreement, provided such action or failure to act does not amount to willful misconduct and provided also that each Voting Representative who is to be indemnified shall at all times have exercised good faith in the discharge of his respective obligations and responsibilities hereunder.

                 3.3. Resignation, Removal, Incapacity and Replacement of Voting Representatives. Any Voting Representative may at any time resign by mailing to each other Voting Representative and each party to this Agreement a written resignation effective upon the date stated therein. If any vacancy in the position of Voting Representative shall occur by death, incapacity or resignation, the position shall be filled by the person then or theretofore designated in writing by the Voting Representative vacating such position. If a successor Voting Representative has not been so named within 10 days from the date such Voting Representative ceases to serve, then a successor shall be named by the written consent of a majority of the remaining Voting Representatives. If the remaining Voting Representatives shall fail to name a successor Voting Representative within 30 days from the date such position is vacated, a successor shall be named by the holders of at least 67% of the Stock, acting either by written consent delivered to the Voting Representatives or at a meeting convened for such purpose upon 10 days prior written notice. The holders of at least 67% of the Stock, acting either by written consent delivered to the Voting Representatives or at a meeting convened for such purpose upon 10 days prior written notice, shall be entitled to remove one or more of the Voting Representatives, with or without cause, and appoint a successor Voting Representative to fill any vacant position. Any successor Voting Representative named in accordance with this Agreement shall have all the rights, powers, privileges and authority granted to a Voting Representative under this Agreement and any amendment hereof or supplement hereto. Pending the selection of a successor Voting Representative, the remaining Voting Representative(s) shall have full power and authority to act pursuant to the terms of this Agreement.

                 3.4. Compensation and Reimbursement of Expenses of Voting Representatives. The Voting Representatives shall serve hereunder without compensation. The Voting Representatives shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys or other persons as they may deem necessary and proper for carrying out the terms of this Agreement. Such expenses or charges incurred by the Voting Representatives shall he paid by the Stockholders pro rata according to their respective ownership of the Stock within 10 days after receipt of written notice from the Voting Representatives. The Stockholders hereby authorize the Voting Representatives (i) to direct the Bank to pay to the Voting Representatives all cash dividends respecting the Stock and (ii) to deduct from such dividends, pro rata, any amounts due the Voting Representatives as reimbursement for expenses incurred pursuant to this Agreement. Any portion of such cash dividends remaining after the deduction of such expenses shall be distributed pro rata to the respective Stockholders. Dividends paid to the Voting Representatives pursuant to this Paragraph 3 may not be used for any purpose other than for the payment or reimbursement of expenses properly incurred by the Voting Representatives in accordance with this Agreement. Nothing contained in this Agreement shall disqualify any Voting Representative from serving the Bank as an officer or director, or in any other capacity, or from receiving compensation or reimbursement of expenses in any such capacity.

         4. Addition and Release of Shares. Stockholders of the Bank not parties to this Agreement as of its effective date may join in this Agreement and subject all or part of their stock of the Bank, or any successor entity, to the provisions hereof with the consent of a majority of the Voting Representatives then serving and by execution and delivery to the Voting Representatives of a counterpart of this Agreement. Each such additional Stockholder by his signature to a counterpart of this Agreement shall become subject to all of the terms and conditions hereof as to the shares of stock of the Bank made subject hereto.

                 In the event that any Stockholder (including any Voting Representative in his capacity as a Stockholder) is at present a member of, or subsequently is elected to, the Board of Directors of the Bank and does not otherwise hold unencumbered qualifying shares, a sufficient number of shares of Stock owned or held by such Stockholder shall, subject to the other provisions of this Agreement, be automatically released from this Agreement for the purpose of providing such Stockholder with the necessary qualifying shares of capital stock of the Bank. At such time as any Stockholder for whose benefit shares have been released herefrom shall cease to serve on the Board of Directors of the Bank, such released shares (including all shares of capital stock of the Bank and other securities issued or exchanged with respect thereto) shall, at the written option of such Stockholder, be made subject to this Agreement and the certificates representing such shares shall be presented forthwith to the Voting Representatives for affixation of the legend then required by this Agreement or any amendment hereof.





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
                 Notwithstanding anything contained in this Agreement to the contrary, at all times during the term of this Agreement, a minimum of 50.1% of the issued and outstanding capital stock of the Bank shall be subject to this Agreement.

         5.      Restrictions on Sale or Other Disposition of the Stock.
During the term of this Agreement, the sale, assignment, transfer or other disposition by a Stockholder of any of his or its shares of Stock shall be subject to the terms and conditions of Paragraphs 5, 6 and 7 of this Agreement.

                 5.1. Permitted Transfers. The transfer of title to shares of Stock resulting from any of the following events shall be permitted without compliance with the provisions of Paragraph 6 of this Agreement.

                          5.1.1.  A transfer to another Stockholder;

                          5.1.2. A transfer to the spouse of a Stockholder incident to divorce;

                          5.1.3. A transfer to legatees, heirs or trustees of a testamentary trust of a Stockholder as a result of the death of the Stockholder;

                          5.1.4. A transfer of title to a guardian of the estate of a Stockholder or to an executor or administrator of the estate of a deceased Stockholder incident to guardianship or probate proceedings involving the estate of the Stockholder;

                          5.1.5.  A transfer as a result of gift by a
                 Stockholder to his spouse or any of his descendants or to a trustee of a trust for the primary benefit of such Stockholder, his spouse or any of his descendants;

                          5.1.6. A transfer to the shareholders of any corporate Stockholder as a dividend or incident to liquidation or dissolution of such corporate Stockholder;

                          5.1.7. A transfer to the partners of any partnership which is a Stockholder incident to any liquidation or distribution of such partnership;

                          5.1.8. A transfer by a corporate Stockholder to another corporation incident to merger or consolidation of such corporation or incident to a sale by the corporate Stockholder of all or substantially all of its assets to such other corporation;

                          5.1.9. A transfer as result of a gift of Stock as a charitable contribution;

                          5.1.10. A transfer as a result of a sale pursuant to
                 Paragraph 7 of this Agreement; or

                          5.1.11. A transfer by Ray E. Plumb, Jr., Trustee, or
                 any successor trustee, of any of the 163,930 shares of Stock held as trustee by Ray E. Plumb, Jr. on the effective date of this Agreement;

provided, however, that each and every person or entity acquiring any shares of Stock incident to any permitted transfer specified in this Paragraph 5.1 shall and must take and hold the shares of Stock subject to this Agreement and shall be deemed a "Stockholder" for the purposes of this Agreement.

                 5.2. Pledges. A Stockholder shall be permitted to pledge any shares of Stock owned or held subject to this Agreement to secure bona fide indebtedness of the Stockholder, but any sale or transfer of such shares incident to the pledge shall be subject to this Agreement and any person or entity acquiring such shares of Stock shall and must take and hold such shares subject to the terms and conditions of this Agreement and shall be deemed a "Stockholder" for the purposes of this Agreement.

         6.      Right of First Refusal.

                 6.1. If a Stockholder shall at any time or times (i) desire to sell any of his shares of Stock to a specified purchaser or (ii) receive a bona fide offer from any person or entity for the purchase of any shares of Stock owned or held by the Stockholder, which offer the Stockholder desires to accept, such Stockholder shall first offer in writing to sell such Stock to the other Stockholders who are parties to this Agreement, pro rata in accordance with the number of shares of Stock owned by the respective Stockholders (excluding the Stock owned by the selling Stockholder), at the same price, and upon the same terms and conditions, at which the selling Stockholder intends to sell the Stock. The other Stockholders shall have 30 days following the giving of such notice within which to exercise, by written notice to the selling Stockholder, their option to acquire their pro rata portion of the Stock proposed to be sold. All Stock not purchased at the end of such 30 day period may be purchased by any Stockholder(s) for an additional period of 15 days. Payment for all of the Stock offered for sale by the selling Stockholder must be made no later than the end of such 15 day period.

                 If the Stockholders fail to purchase all of the Stock offered for sale by the selling Stockholder in accordance with the provisions of this Paragraph 6, the selling Stockholder shall be free, for a period of 60 days, to transfer or sell the Stock only to the originally specified purchaser or the person from whom the original offer was received for the same price and upon the same terms and conditions as were contained in such offer. Any Stock not sold within such 60 day period must be reoffered to the Stockholders in accordance with this Paragraph 6 in the event of any subsequent proposed sale.

                 6.2. Any transferee of Stock hereunder shall take such Stock subject to this Agreement, and by acceptance of the certificate(s) representing such Stock, shall be bound by this Agreement to the same extent as if such transferee were a party hereto and shall be deemed a "Stockholder" for the purposes of this Agreement

         7.      Sale of All or Part of the Stock Pursuant to a Bona Fide Offer.

                 7.1. If the Voting Representatives shall receive a bona fide offer (Offer) from any person or entity, including, but not by way of limitation, a Stockholder (Offeror), for the purchase for cash, promissory obligations or an exchange of securities in a transaction not requiring a vote of all stockholders of the Bank (or any successor entity), or a combination thereof, of more than 50% of the capital stock of the Bank at the same price per share and on the same terms and conditions, the Voting Representatives shall call a meeting (Meeting) of all Stockholders within 15 days for the purpose of determining whether to accept the Offer on behalf of all the Stockholders. A majority of shares of Stock then subject to this Agreement, represented in person or by proxy, shall constitute a quorum at the Meeting. Attendance by a Stockholder at the Meeting, whether in person or by proxy, shall constitute a waiver of any notice of the Meeting. Stockholders may give a proxy to any person in connection with the Meeting, without regard to any other proxy granted hereunder. The decision of the Stockholders owning a majority of the Stock, voting in person or by proxy at the Meeting, shall be binding on all of the Stockholders.

                          If the holders of a majority of the Stock determine
to accept the Offer, the Voting Representatives shall notify all the Stockholders of the decision, specifying the price per share and the terms and conditions of sale (Sale Notice). Each Stockholder shall (i) sell to the Offeror his respective shares of Stock for the price per share and on the terms and conditions specified in the Sale Notice or (ii) if a Stockholder desires not to sell his Stock, at the sole option of the Offeror, subject the shares of Stock owned or held by him to a new voting agreement or other control device acceptable to the Offeror. If less than all the Stock subject to this Agreement is to be sold, each Stockholder shall sell to the purchaser his proportionate part of the shares to be sold in the same ratio which the number of shares of Stock owned by the Stockholder bears to the total number of shares of Stock then subject to this Agreement. If the Stockholders determine not to accept an offer, the Voting Representatives shall, within 15 days of such determination, notify all Stockholders of such determination.

                 7.2. In connection with any sale pursuant to Paragraph 7.1 hereof, each of the Stockholders hereby nominates, constitutes and appoints the Voting Representatives, or any of them, his true and lawful agents and attorneys in fact, for and on his behalf and in his name, place and stead (such agents and attorneys being herein called the "Agents") to: (i) deliver to the Offeror at the closing of the sale transaction certificates evidencing the number of shares of Stock to be transferred by each Stockholder to the Offeror;
(ii) accept delivery from the Offeror at the closing of cashiers or certified checks, securities, promissory obligations or other consideration as payment for the Stock transferred to the Offeror, apply any funds received to indebtedness of the respective Stockholder which is secured by the Stock being transferred and forward any excess funds or other consideration received to such Stockholder or his designee; and (iii) do all things, and execute, deliver and complete all documents, necessary or proper, required, contemplated or deemed advisable by the Agents, and generally to act for and in the name of the Stockholders with respect to the transactions contemplated by this Paragraph 7, as fully as could the Stockholders if then present and acting either personally or by an authorized representative.

                          Each of the Stockholders hereby agrees and
acknowledges that he has granted the Power of Attorney herein contained in order to further the objectives set forth in this Agreement and to facilitate the closing of the transactions contemplated by this Paragraph 7, and each Stockholder therefore agrees that the Power of Attorney shall be deemed to be coupled with an interest and irrevocable, and further agrees that he will not take or permit to occur any action which might in any manner frustrate consummation of the transactions contemplated by this Paragraph 7. Each of the Stockholders hereby ratifies and confirms all that the Agents may do on behalf of such Stockholder pursuant to this Paragraph 7 and agrees to indemnify and hold the Agents free and harmless for any action taken in good faith hereunder on behalf of such Stockholder.

                          The Voting Representatives, by their execution of
this Agreement, hereby accept their appointment as Agents as set forth in this Paragraph 7 and agree to act in accordance therewith in the manner provided.

                 7.3. If the Stockholders determine to reject the Offer in accordance with the provisions of this Agreement, all of the Stock shall remain subject to the terms and conditions of this Agreement.

         8.      Assignment of Subscription Rights.   If any Stockholder elects
not to exercise his right to subscribe to purchase capital stock or other securities of the Bank which may be offered from time to time to all of the stockholders of the Bank for subscription, such nonsubscribing Stockholder will give notice of his intent not to exercise his subscription rights to the Voting Representatives at least 10 days prior to the expiration of such subscription rights, and the Voting Representatives shall have the preferential right and option to exercise or cause to be exercised such nonsubscribing

Stockholders subscription rights. Each nonsubscribing Stockholder agrees to execute at the request of the Voting Representatives such assignment of subscription rights or other instruments as the Voting Representatives may deem advisable or appropriate to vest conclusively such subscription rights in the Voting Representatives or their designee(s).

                 The Voting Representatives will notify the Stockholders other than the nonsubscribing Stockholders of the number of subscription rights available, and each such Stockholder shall have the right to subscribe for his pro rata portion of the number of shares of capital stock or other securities available for subscription by virtue of such subscription rights by notifying the Voting Representatives in writing, within 5 days following the giving of notice by the Voting Representatives, of his desire to subscribe for such shares of capital stock or other securities, such written notice to be accompanied by the purchase price of such securities in the form of a bank cashiers check payable in Houston Clearing House funds. Upon receipt of such written notice and purchase money, the Voting Representatives shall deliver the written subscription and purchase price to the Bank, and direct the Bank to issue such securities in the name of, and to deliver such securities to, the respective purchasing Stockholder. To the extent the Stockholders do not subscribe for their pro rata portion of the securities specified in the notice, the Voting Representatives may purchase such remaining securities or assign the subscription rights respecting such securities to any other person or entity at their discretion.

                 Each and every person or entity acquiring any shares of capital stock having general voting powers by exercise of such subscription rights pursuant to this Paragraph 8 shall be deemed a "Stockholder" for purposes of this Agreement and such shares shall be included within the term "Stock" as used herein and shall be subject to this Agreement.

         9. Deposit of Counterpart of Agreement. A counterpart of this Agreement shall be deposited with the Bank at its principal office and with any state or federal regulatory authority with which counterparts of this Agreement are required to be filed.

         10.     Legend on Certificates.

                 10.1. Legend. All certificates representing shares of Stock shall bear the following legend (with the blank appropriately completed):

                 The shares represented by this certificate are subject to the provisions of a Voting and Stock Restriction Agreement dated as of May 25, 1984 (Agreement), a counterpart of which has been deposited with the Bank at its principal office. The Bank will furnish a copy of such Agreement to the holder of this certificate without charge upon written request to the Bank at its principal office. The Agreement vests the voting rights with respect to the shares represented by this certificate in designated Voting Representatives and contains restrictions on the transfer of such shares.

                 10.2. Responsibility to Affix Legend. Within 10 days after the execution of this Agreement, unless a later date is specified in writing by the Voting Representatives, each Stockholder shall deliver to the Voting Representatives; or such other person as may be designated in a written notice to all Stockholders signed by any Voting Representative, all of the certificates representing his respective shares of Stock. The Voting Representatives or their designee shall affix the legend conspicuously on each certificate and promptly return the certificate(s) to the Stockholder. Certificates representing subsequently acquired shares of Stock subject to this Agreement, within 10 days after acquisition of the shares of Stock, shall be submitted in the same manner for affixing the legend. Each Stockholder shall make arrangements for affixation of the legend to any certificates representing any such shares of Stock which he does not have in his personal possession and therefore cannot deliver pursuant to this Paragraph 10.2, and the Bank is hereby authorized to affix the legend to any such certificate presented to it for transfer or reissuance. Each Stockholder agrees to indemnify and hold the Voting Representatives and their successors and assigns and each other Stockholder harmless from any loss, damage or cost suffered by such persons as a result of the failure of such Stockholder to deliver, or cause to be delivered, certificates representing his Stock for legending in accordance with the provisions of this Paragraph 10.2. Certificates representing any shares of Stock released pursuant to this Agreement must be presented to the Voting Representatives or their designee for removal of the legend.

         11. Term of Agreement. The term of this Agreement is for a period of 10 years, commencing on the effective date of this Agreement and terminating at the expiration of 10 years from such date, but this Agreement may be terminated earlier by (i) the written agreement of the Stockholders owning not less than 67% of the Stock, (ii) the sale of all or part of the Stock pursuant to the provisions of Paragraph 7 or (iii) dissolution or liquidation of the Bank or any successor entity.

                 This Agreement shall be automatically renewed for an additional period of 10 years unless the holders of 67% or more of the Stock give written notice to the Voting Representatives that they desire not to continue the Agreement. Such notice must be given at least 90 days prior to the end of the initial ten year term.

         12.     General.

                 12.1. Notices. Any notice pursuant to this Agreement shall be deemed given when received by the Voting Representatives or the Stockholder to whom it is directed, or when deposited in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the Stockholder at the address specified beside his name on the signature page of this Agreement or to the Voting Representatives at the address of the principal office of the Bank. An address may be changed by (i) any Stockholder by written notice given to the Voting Representatives and (ii) the Voting Representatives by written notice given to each Stockholder in the manner provided in this Paragraph 12.1.

                 12.2. Effect of Agreement. This Agreement shall be binding on and enforceable against each Stockholder, his heirs, administrators, executors, legal representatives and assigns, and on all subsequent owners of any shares of the Stock, who shall be deemed "Stockholders" within the meaning of and shall hold such shares subject to this Agreement. No other person(s) shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

                 12.3. Separability. If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph or section so adjudged to be invalid.

                 12.4. Amendment of Agreement. This Agreement may be changed, modified or amended by a written instrument signed by the holders of not less than 67% of the Stock. Any such amendment shall become effective as of the date specified in the written instrument or if no date is specified, on the date the Voting Representatives receive the written instrument containing the amendment from the Stockholders.

                 12.5. Execution of Other Instruments. Each Stockholder shall execute and deliver such other agreements and instruments, or take such other actions as the Voting Representatives from time to time may deem advisable or appropriate to effectuate the intent and purpose of this Agreement, including, but not by way of limitation, the execution and delivery of a supplemental or additional proxy or proxies to vote all of the Stock subject to this Agreement, in a manner consistent with the terms of the Agreement, but the delivery of such a proxy or proxies shall in no way affect the validity of the proxy granted pursuant to Paragraph 3.1.

                 12.6.    Miscellaneous.

                          12.6.1. Paragraph and Subparagraph Headings.  The
                 paragraph and subparagraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                          12.6.2. Numbers and Gender.  When required by the
                 context, each number (singular and plural) shall include all numbers and each gender shall include all genders.

                          12.6.3. Choice of Law.  This Agreement shall be
                 governed by and construed in accordance with the laws of the State of Texas.

                          12.6.4. Affiliate.  For purposes of this Agreement,
                 an affiliate of the Bank shall mean another person or entity which controls, is controlled by or is under common control with the Bank.

         THIS AGREEMENT is executed in multiple counterparts, any one or more of which may contain the signature of any party hereto. All of such counterparts taken together shall constitute a complete executed original of this Agreement, dated and effective as of May 25, 1984.

                             VOTING REPRESENTATIVES


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                                      -12-

                                  STOCKHOLDERS

                                                                                Number of
                                                                              Shares of Stock
                                                                           Subject to Agreement
                                                                           --------------------


-------------------------------------------------------                        -----------
Signature of Stockholder


-------------------------------------------------------

-------------------------------------------------------
Address of Stockholder



-------------------------------------------------------
Please print name above



-------------------------------------------------------
Social Security or I.R.S. Number





                                      -13-